UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Renren Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RENREN INC.

45 WEST BUCHANAN STREET,

PHOENIX, ARIZONA, 85003

NOTICE OF ANNUAL GENERAL MEETING

To Be Held On May 24, 2023

Dear Shareholder:

You are cordially invited to attend the 2023 Annual General Meeting (the “Annual Meeting”) of Renren Inc., a Cayman Islands exempted company (the “Company”). The meeting will be held on Wednesday, May 24, 2023 at 12:00 p.m. New York City Time at 45 West Buchanan Street, Phoenix, AZ, 85003, USA.  The meeting will be held for the following purposes:

1.            As a special resolution, to approve the change of the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion.

2.            As an ordinary resolution, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

3.            As an ordinary resolution, to indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers.

4.            As an ordinary resolution, to conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 28, 2023. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. All times are in New York City Time unless otherwise specified.

Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:

Shareholders

If you are a shareholder of record of our ordinary shares registered on our Cayman Islands share register as of the close of business on the record date, you may vote your ordinary shares by submitting your proxy through www.proxyvote.com no later than 11:59 p.m. New York City Time on May 23, 2023. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than 11:59 p.m. New York City Time on May 23, 2023.

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

ADS Holders

If you are a holder of record of our American Depositary Share(s) (“ADS(s)”), each representing 45 of our Class A ordinary shares, as of the close of business on the record date who wishes to exercise your voting rights for the underlying Class A ordinary shares, you must act through Citibank, N.A., the depositary of the ADSs.

2

If you are a beneficial owner of ADSs registered as of the close of business on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank, N.A. Simply follow the voting instructions to ensure that your vote is counted. To be counted, voting instructions must be received by the depositary no later than 10:00 a.m. New York City Time on May 17, 2023.

By Order of the Board of Directors

Joseph Chen, Chairman and Chief Executive Officer

April 14, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on Wednesday, May 24, 2023 at 12:00 p.m. New York City Time.

The Proxy Statement and 2022 Annual Report

are available at www.proxyvote.com.

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RENREN INC.

45 WEST BUCHANAN STREET,

PHOENIX, ARIZONA, 85003

PROXY STATEMENT

FOR THE 2023 ANNUAL GENERAL MEETING

May 24, 2023

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Change of the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion	9	Special Resolution - The affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the meeting	For
Advisory approval of the compensation of the Company’s named executive officers	10	Ordinary Resolution - The affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the meeting	For
Advisory vote on the frequency of shareholder advisory votes on executive compensation	11	Ordinary Resolution - The frequency (one, two or three years) that receives the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the meeting. In the event that no frequency receives a majority of the votes, the Company will consider the frequency that receives the most votes cast to be the frequency preferred by our shareholders.	For Three Years

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RENREN INC.

45 WEST BUCHANAN STREET,

PHOENIX, ARIZONA, 85003

NOTICE OF 2023 ANNUAL GENERAL MEETING

To Be Held On May 24, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, of Renren Inc. (the “Company,” “we,” or “us”), are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please use your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”).

You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including audited consolidated financial statements, free of charge by following the instructions included on the Notice or by sending a written request to the attention of Investor Relations at Renren Inc., 45 West Buchanan Street, Phoenix, Arizona, 85003. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov and on the “Investor Relations — SEC Filings” page of our Company’s website at ir.renren-inc.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because the Board of Directors of the Company is soliciting your proxy to vote at the 2023 Annual General Meeting, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 14, 2023 to all shareholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 24, 2023. Holders of record of our American Depositary Share(s), or ADS(s), as of the close of business New York City Time on March 28, 2023 will receive ADS voting instructions from Citibank, N.A. (“Citibank”), the depositary of the ADSs, in accordance with the provisions of the deposit agreement among the Company, Citibank and the holders and beneficial owners of ADSs (the “Deposit Agreement”).

How do I attend the Annual Meeting?

You may attend the Annual Meeting to be held on Wednesday, May 24, 2023 at 12:00 p.m. New York City Time physically at 45 West Buchanan Street, Phoenix, AZ, 85003, USA. Directions to the Annual Meeting may be found at ir.renren-inc.com. Information on how to vote in person at the Annual Meeting is discussed below.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

For the Annual Meeting, how do we ask questions of management and the board?

We plan to have a Q&A session at the Annual Meeting and will include as many shareholder questions as the allotted time permits. Shareholders may submit questions that are relevant to our business in advance of the Annual Meeting as well as live during the Annual Meeting. If you are a shareholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on March 28, 2023 will be entitled to vote at the Annual Meeting. On the record date, there were 859,903,002 Class A ordinary shares and 305,388,450 Class B ordinary shares outstanding and entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Of these shares, approximately 578,800,581 outstanding Class A ordinary shares were held in the name of Citibank, as depositary for the ADSs, each representing 45 Class A ordinary shares of our Company. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share. Our Class A ordinary shares and Class B ordinary shares will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Our Class A ordinary shares and Class B ordinary shares are collectively referred to in this proxy statement as our shares. Holders of our ADSs cannot vote their ADSs directly. Instead, holders of our ADSs as of the close of business New York City Time on March 28, 2023 may exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the Deposit Agreement.

What am I voting on?

There are three matters scheduled for a vote:

•	Approval of proposed change of the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion (Proposal 1);

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules (Proposal 2); and

•	Advisory indication of the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers (Proposal 3).

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote:

•	FOR the special resolution to approve the change of the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion (Proposal 1).

•	FOR the ordinary resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules (Proposal 2).

•	THREE YEARS for the ordinary resolution to approve, on an advisory basis, the indication of the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers (Proposal 3).

Why aren’t we voting for the election of directors at the meeting?

Cayman Islands law does not require annual election of directors, and our currently effective Articles of Association provide that each member of our Board of Directors holds office until the expiration of his or her term and until his or her successor shall have been elected and qualified. Our Board of Directors has considered the advantages and disadvantages of providing for annual election of directors, the Company’s dual class voting structure, as well as the concentration of the Company’s share ownership and voting rights, and has concluded that annual election will not be in the best interests of the Company and its shareholders. Accordingly, the Board of Directors will not seek a shareholder vote on the election of all directors every year.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With regard to your advisory vote on how frequently we should solicit shareholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Ordinary Shareholder of Record: Ordinary Shares Registered in Your Name

If at the close of business on March 28, 2023 your shares were registered directly in your name with Renren Inc.’s transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting in person and vote at the meeting even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote prior to the Annual Meeting, you may vote via the Internet at or by completing and returning a proxy card if one was mailed to you, as described below. Your signed proxy or Internet vote must be received by 11:59 p.m. New York City Time on May 23, 2023 to be counted.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us, we will vote your shares as you direct.

•	To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice.

Beneficial Owner of Ordinary Shares: Ordinary Shares Registered in the Name of a Broker or Bank

If at the close of business on March 28, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from Renren Inc. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You may vote prior to the meeting by logging in with the Control Number on your voting instruction form at www.proxyvote.com. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

ADS Holder of Record: ADSs Registered in Your Name

If at the close of business New York City Time on March 28, 2023 your ADSs were registered directly in your name with Citibank, then you are an ADS holder of record and must act through Citibank if your wish to exercise your voting rights with respect to the underlying Class A ordinary shares. The Deposit Agreement permits registered holders of ADSs as of the ADS record date to instruct Citibank to exercise the voting rights for the Class A ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote the Class A ordinary shares (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:

•	In the event of voting by a show of hands, Citibank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provided timely voting instructions.

•	In the event of voting by poll, Citibank will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

In the event of voting by poll, holders of record of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the Class A ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of holders or the shareholders of the Company will be materially adversely affected, and (y) in the event that the vote is by a show of hands.

Citibank will not vote or attempt to exercise the right to vote any Class A ordinary shares represented by ADSs other than in accordance with signed voting instructions from the relevant holder of ADSs and, accordingly, any Class A ordinary shares represented by ADSs for which no timely voting instructions are received by Citibank will not be voted. In addition, if Citibank timely receives voting instructions from a holder of ADSs which fails to specify the manner in which Citibank is to vote the Class A ordinary shares represented by such Holder’s ADSs, Citibank will not vote in respect of such voting instructions. Citibank shall, if so requested in writing by the Company, represent all Class A ordinary shares (whether or not voting instructions have been received in respect of such Class A ordinary shares from holders as of the ADS Record Date) for the sole purpose of establishing quorum at the Annual Meeting.

Instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. New York City Time on May 17, 2023.

Beneficial Owner of ADSs: ADSs Registered in the Name of a Broker or Bank

If at the close of business on March 28, 2023 (New York City Time) your ADSs were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of ADSs held in “street name” and you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions if your wish to exercise your voting rights with respect to the underlying Class A ordinary shares.

Conversion of ADSs

If a holder of ADSs cancels his, her or its ADSs in exchange for Class A ordinary shares on or prior to the close of business New York City Time on March 28, 2023, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the Class A ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for Class A ordinary shares for the purpose of voting the Class A ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, at 388 Greenwich Street, New York, New York, 10013 for cancellation with sufficient time to allow for the completion of the delivery and, if applicable, the re-registration of the Class A ordinary shares on our Cayman Islands share register prior to the record date, together with (a) delivery instructions for the corresponding Class A ordinary shares (including, if applicable the name and address of person(s) who will be the registered holder of such Class A ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation ($0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of Class A ordinary shares prior to the record date due to the time differences, and the time required to process the ADS cancellations, the delivery of our Class A ordinary shares and, if applicable, the re-registration of our Class A ordinary shares on the Cayman Islands share register.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

How many votes do I have?

On each matter to be voted upon, holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share; in each case, owned at the close of business on March 28, 2023. Our Class A ordinary shares and Class B ordinary shares will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.

If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a shareholder of record and do not vote by completing your proxy card, through the internet or in person at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors set forth above.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Although the determination of whether a brokerage firm, bank or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that Proposals 2 and 3 will be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, the NYSE has advised us that Proposal 1 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 1. Discretionary proxies with respect to our Class A ordinary shares underlying our ADSs will be processed by Citibank in accordance with the provisions of the Deposit Agreement.

If you a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares or ADSs may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares or Class A ordinary shares underlying the ADSs are voted.

Can I change my vote after submitting my proxy?

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet.

•	You may send a timely written notice, which must be received by the close of business on the business day immediately prior to the Annual Meeting, that you are revoking your proxy to Renren Inc. at 45 West Buchanan Street, Phoenix, Arizona, 85003, Attention: Investor Relations.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank or the broker, bank or other nominee, as applicable, will be used to instruct Citibank how to vote your ADSs.

When are shareholder proposals due for next year’s Annual Meeting?

The Companies Act (As Revised) of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective Articles of Association allow our shareholders holding in aggregate not less than one-fifth of the aggregate voting power of the Company as at the date of the deposit carries the right of voting at general meetings of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board of Directors shall duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings and our currently effective Articles of Association do not require shareholders’ annual general meetings.

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2024 annual general meeting, shareholder proposals (including a director nomination) must be received at our principal executive offices no later than December 16, 2023, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. Any shareholder proposal for the annual general meeting in 2024 which is submitted outside the processes of Rule 14a-8 (including a director nomination) shall be considered untimely unless received by the Company in writing no later than February 28, 2024. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A copy of all notices of proposals by shareholders should be sent to Renren Inc. at 45 West Buchanan Street, Phoenix, Arizona, 85003, Attention: Investor Relations. In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the special resolution to approve the change of the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion (Proposal 1), “FOR” the ordinary resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules (Proposal 2) and “THREE YEARS” for the ordinary resolution to approve, on an advisory basis, the indication of the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers (Proposal 3). Our shareholders have no rights under the laws of the Cayman Islands or our Articles of Association to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Although the determination of whether a brokerage firm, bank or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that Proposals 2 and 3 will be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. However, because Proposal 1 is considered “routine” under such rules, we do not expect broker non-votes on this proposal. Discretionary proxies with respect to our Class A ordinary shares underlying our ADSs will be processed by Citibank in accordance with the provisions of the Deposit Agreement.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Proposal 1 of this Proxy Statement is a special resolution. Proposals 2 and 3 of this Proxy Statement are ordinary resolutions. For Proposal 3, the frequency (one, two or three years) that receives the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, will be passed. In the event that no frequency receives a majority of the votes cast, the Company will consider the frequency that receives the most votes cast to be the frequency preferred by our shareholders. If you “Abstain” from voting, your shares will not be considered as votes cast and will have no effect on the vote for any of the proposals. Broker non-votes will have no effect on the results of this vote for any of the proposals.

What is the quorum requirement?

Pursuant to the Company’s currently effective Articles of Association, the quorum required for a general meeting consists of one or more shareholders holding not less than an aggregate of one-third of all voting power of the Company share capital in issue who are present in person or by proxy, and entitled to vote at the meeting. As of close of business on March 28, 2023, there were 859,903,002 Class A ordinary shares and 305,388,450 Class B ordinary shares outstanding and entitled to vote. Each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 10 votes on all matters submitted to a shareholder vote. Thus, the holders of at least 1,304,595,834 votes must be present or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend in person at the Annual Meeting. Abstentions and broker non-votes will be counted as present towards the quorum requirement. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1: Approval of Change of the Company’s Legal Name

The Board of Directors is requesting shareholder approval of a special resolution to change the Company’s legal name from “Renren Inc.” to “Moatable, Inc.”, effective upon the time and date as determined by the Company’s Board of Directors at its sole discretion.

The Company started as a social media network business in China in 2005 and “Renren” was used as the name of the Chinese social media since 2009. The Company divested its social media business segment in November 2018. Over the past several years, Renren has shifted its focus from social media businesses serving the Chinese market to predominantly servicing the B2B SaaS segment of the North American market. The proposed name change from Renren Inc. to Moatable, Inc. represents a rebranding initiative, which reflects the Company’s move to the U.S. and market re-orientation and even more so the positioning of its portfolio companies and its ability to provide optimum value to investors. Moatable is a reflection of the Company’s strategic approach and commitment to our investors.

The affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the meeting, will be required to approve this proposed name change.

The Board of Directors Recommends

a Vote in Favor of Proposal 1.

Proposal 2: Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, the Company’s shareholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. The Company seeks to attract and retain qualified personnel by offering competitive compensation comprised of base salaries, incentive compensation, and equity. The Company uses equity compensation to retain its highest performers and create incentives to balance tactical performance objectives with creation of long-term value. The Company actively manages performance to allocate pay, retain talent, and set and measure performance compared to expectations and Company values. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to successfully lead the Company in a competitive environment.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote on the matter who are present in person or by proxy at the Annual Meeting.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2

Proposal 3: Advisory Vote on the Frequency of Solicitation of Advisory Shareholder Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable the Company’s shareholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a say-on-pay vote. Accordingly, the Company is asking shareholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, shareholders may abstain from casting a vote. For the reasons described below, the Board recommends that the shareholders select a frequency of three years.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the shareholders once every three years.

The Board believes that a triennial advisory vote on the compensation of the Company’s named executive officers will allow more time for a thoughtful analysis of the compensation practices for our named executive officers and will foster a more long-term approach to analyzing these practices. Accordingly, the Board is asking shareholders to indicate their preferred voting frequency by voting for three years. Shareholders may also abstain from voting on this proposal.

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding the frequency for the Company to hold an advisory vote on executive compensation arrangements.

The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the shareholders. If no frequency receives a majority of the votes held by holders present in person or represented by proxy at the Annual Meeting, then no frequency will be deemed a frequency preferred by our shareholders.

The Board Of Directors Recommends

A Vote In Favor Of “Three Years” On Proposal 3.

information regarding the board of directors and corporate governance

Independence of The Board of Directors

As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Lin Cong, Mr. Jim Dumler and Mr. James Reed. Ms. Hui Huang and Mr. Chuanfu Wang were each previously determined to be independent during her and his time, respectively, on the Board. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Board Composition

The following table sets forth the name, age and position of each of our directors as of April 1, 2023. There are no family relationships among any of our directors or executive officers.

Directors	Age	Position/Title
Joseph Chen	53	Chairman, Chief Executive Officer, Director
James Jian Liu	50	Director, Chief Operating Officer
Jim Dumler	62	Independent Director
James Reed	50	Independent Director
Lin Cong	42	Independent Director

Biographical information for directors as of April 1, 2023 are set forth below:

Joseph Chen is the founder of our company. Mr. Chen has served as the chairman of our board of directors and chief executive officer of our company since our inception. Mr. Chen is a pioneer of China’s internet industry. Before founding our company, Mr. Chen was the co-founder, chairman and chief executive officer of ChinaRen.com, a first-generation SNS in China and one of China’s most visited websites in 1999. He served as senior vice president for Sohu.com after ChinaRen.com was acquired by Sohu.com in 2000. Mr. Chen holds a bachelor’s degree in physics from the University of Delaware, a master’s degree in engineering from the Massachusetts Institute of Technology, and an MBA degree from Stanford University. Our Board believes that Mr. Chen’s expertise, perspective and experience as the founder and chief executive officer of the Company since our inception position him to make valuable contributions to the Board of Directors.

James Jian Liu has served as our director since January 2008 and chief operating officer since February 2006. Mr. Liu is currently acting as a director of Opera Limited (Nasdaq: OPRA), and he also served as a director of Kaixin Auto Holdings (Nasdaq: KXIN) until July 2022. Before joining our company, he was the co-founder and chief executive officer of UUMe.com, one of the earliest social networking service websites in China. He served as product management director at Fortinet in its early years and held a senior product manager role at Siebel Systems. Mr. Liu started his career as a management consultant with the Boston Consulting Group in China. Mr. Liu holds a bachelor’s degree in computer science from Shanghai Jiao Tong University and an MBA degree from Stanford University, where he was an Arjay Miller Scholar. We believe Mr. Liu’s extensive management and leadership experience, and his role as chief operating officer of the Company, which allows the Board of Directors to interface directly with senior management, qualifies him to serve as a member of our Board of Directors.

Jim Dumler has served as our director since October 2022. Mr. Dumler has more than twenty years of experience in top management and board director as well as advisor roles with various enterprises and industries, including Koch Industries, CenterPoint Energy, Republic Financial (private equity), Purina Mills, and FJ Management. Mr. Dumler holds a bachelor’s degree in chemistry from the Colorado College and in chemical engineering from Washington University, as well as an MBA from Duke University. We believe Mr. Dumler’s extensive executive experience, financial management savvy, and industry expertise qualifies him to serve as a member of our Board of Directors.

James Reed has served as our director since October 2022. Mr. Reed brings with him more than two decades of multi-faceted experience in trucking, logistics, finance, and business development. He served as chief executive officer and director of USA Truck Inc (Nasdaq: USAK) from January 2017 through September 2022 and as Executive Vice President and Chief Financial Officer of USA Truck Inc from November 2016 through January 2017. From June 2012 through October 2016, Mr. Reed served as Chief Financial Officer at Interstate Distributor Co., a provider of line and heavy-haul, refrigerated and intermodal transportation services throughout the continental United States and Canada, and President of two of its subsidiaries. From June 2011 through June 2012, Mr. Reed served as Senior Director of Finance at the Isilon Storage Division of EMC, a computer hardware and software company selling clustered file system hardware and software for digital content and other unstructured data to a variety of industries. He began his career with Intel Corp. in 1997. Mr. Reed holds a Bachelor of Arts in History and a Master of Business Administration from Brigham Young University. We believe Mr. Reed’s extensive management and leadership experience, his thorough knowledge of the transportation and trucking industry, and his past role as President and CEO of USA Truck Inc qualifies him to serve as a member of our Board of Directors.

Lin Cong has served as our director since July 2020. Mr. Cong is acting as an independent director of Kaixin Auto Holdings (Nasdaq: KXIN). He also served as a director of Uxin Limited (Nasdaq: UXIN) until July 2021. Mr. Cong has served as the Vice President of 58.com Group since March 2017. Before joining 58.com, he was the co-founder and Chief Financial Officer of Youche.com, a used car dealer chain in China. Mr. Cong took the VP of Finance and IT positions with 58.com before establishing Youche.com, where he served as CEO from February 2014 to March 2017. Mr. Cong also served as management consultant with Boston Consulting Group from August 2008 to August 2009 and as an auditor with PriceWaterhouseCoopers in China from August 2002 to May 2005. Mr. Cong holds a bachelor’s degree in accounting from Tsinghua University and an M.B.A. degree from Stanford University. We believe Mr. Cong’s considerable experience as a senior executive in the internet industry qualifies him to serve as a member of our Board of Directors.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by the Chief Executive Officer of the Company, Mr. Joseph Chen. The Board has not appointed a lead independent director.

The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

Role of the Board in Risk Oversight

One of the board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Audit committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets twice annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our Corporate Governance and Nominating committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the officers in charge of the Company’s risk management at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of The Board of Directors

The Board of Directors met three times during the last fiscal year. Four of our Board members, namely Mr. Chen, Mr. Liu, Mr. Reed, and Mr. Dumler, attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, during the portion of the last fiscal year for which he was a director or committee member. The Company was a foreign private issuer in 2022. The Board members maintained effective communications through alternative means such as emails and phone calls, Board members reviewed and approved proposed resolution through unanimous written resolutions. Starting on January 1, 2023, the Company has become a U.S. domestic issuer. The Board has adopted the practice of holding regular quarterly full board meetings and committee meetings. The Company’s independent directors will, as deemed necessary, also hold meetings following each regularly scheduled executive session at which only independent directors are present in accordance with NYSE’s corporate governance requirements.

Board and Committee Self-Assessments

On an annual basis, the Board, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire which asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board and the respective committees in executive session, with a view toward taking action to address any issues presented.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The following table provides membership and meeting information for fiscal year 2022 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating
Mr. James Reed	X*	X
Mr. Jim Dumler	X		X*
Mr. Lin Cong	X	X*	X
Total meetings in fiscal year 2022	1	0	0

*            Committee Chairperson

Below is a description of each committee of the Board of Directors.

The Board of Directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee assists the Board with oversight of the Company’s accounting and financial reporting processes, financial statement audits and the quality and integrity of the Company’s financial statements; assists the Board with oversight of the effectiveness of the Company’s control environment, including internal controls over financial reporting; manages the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; oversees the design, implementation, organization and performance of the Company’s internal audit function (if any); helps the Board oversee the Company’s legal and regulatory compliance, including compliance with ethical standards adopted by the Company; and helps the Board oversee the effectiveness of the Company’s risk management processes, particularly with respect to financial risk exposure.

Prior to October, 2022 the Audit Committee was comprised of Mr. Lin Cong and Ms. Hui Huang. In preparation for the transition to U.S. domestic issuer status, the Company added an independent director to the Audit Committee and, beginning in 2023 has adopted a quarterly meeting cadence consistent with that described in the section of this Proxy statement titled, “Meetings of the Board of Directors.” The Audit Committee is composed of three directors: Mr. Reed, Mr. Dumler and Mr. Cong. The Board has adopted a written Audit Committee charter that is available to shareholders on the “Corporate Information — Board Committees” page of our Company’s website at ir.renren-inc.com.

The Board of Directors reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual.

The Board of Directors has also determined that Mr. Reed qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Reed’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for private companies and leading the finance department in public reporting companies.

Report of the Audit Committee of the Board of Directors*

*	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Mr. James Reed
Mr. Jim Dumler
Mr. Lin Cong

Compensation Committee

Effective October 2022, the Compensation Committee is composed of two directors: Mr. Cong and Mr. Reed. All members of the Company’s Compensation Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to compensation committee members). As the Company transitioned to a U.S. domestic issuer starting from January 2023, the Compensation Committee has adopted a quarterly meeting cadence consistent with that described in the section of this Proxy statement titled, “Meetings of the Board of Directors.” The Board has adopted a written Compensation Committee charter that is available to shareholders on the “Corporate Information — Board Committees” page of our Company’s website at ir.renren-inc.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review and recommend to the Board for approval of and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	helping the Board oversee the Company’s compensation policies, plans and programs and overall compensation philosophy;

•	reviewing and determining the compensation to be paid or awarded to the Company’s executive officers and non-employee directors;

•	when required, reviewing and discussing with management the Company’s compensation disclosures in the “Compensation Discussion and Analysis” (“CD&A”) to be included in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with the rules of the SEC; when required, preparing and reviewing the Committee report on executive compensation to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC;

•	administering the Company’s incentive compensation plans, as appropriate, equity-based plans and such other benefit plans as designated from time to time by the Board; and

•	assisting the Board in its oversight of the Company’s policies and strategies relating to human capital management.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive and director stock ownership information, company stock performance data, and analyses of historical executive compensation levels and current Company-wide compensation levels.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board of Directors is responsible for identifying and recommending qualified director candidates for election to the Board; overseeing the Board’s annual self-evaluation process; recommending Board committees and committee member and chair assignments; recommending annual Board meeting schedule agenda topics and overseeing and recommending changes to Company corporate governance framework; overseeing the orientation and continuing education of directors; assessing annually the Chief Executive Officer and other key executive officer succession plans; overseeing the Company’s Code of Business Conduct and Ethics as it may apply to transactions and activities involving directors, nominees for director and Company executive officers; reviewing positions on significant public and regulatory issues that affect shareowners and other stakeholders; and reviewing significant charitable, Environmental Health & Safety (EHS), political contribution and human resources policies and activities.

Effective October 2022, the Corporate Governance and Nominating Committee is composed of two directors: Mr. Dumler and Mr. Cong. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). As the Company transitioned to a U.S. domestic issuer starting from January 2023, the Corporate Governance and Nominating Committee has adopted a quarterly meeting cadence consistent with that described in the section of this Proxy statement titled, “Meetings of the Board of Directors.” The Board has adopted a written Corporate Governance and Nominating Committee charter that is available to shareholders on the “Corporate Information — Board Committees” page of our Company’s website at ir.renren-inc.com.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Corporate Governance and Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s shareholders. However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Corporate Governance and Nominating Committee typically, first and foremost, seeks the most available candidates and also considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Corporate Governance and Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Corporate Governance and Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder.

Shareholder and Interested Parties’ Communications With The Board Of Directors

Historically, the Company has not provided a formal process related to shareholder and interested parties’ communications with the Board. Nevertheless, the Corporate Governance and Nominating Committee will give full consideration to the adoption of a formal process for shareholder and interested parties’ communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

Code of Ethics

The Company has adopted the Renren Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the “Corporate Information — Corporate Governance” page of our Company’s website at ir.renren-inc.com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

Corporate Governance Guidelines

In January 2023, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the “Corporate Information — Corporate Governance” page of our Company’s website at ir.renren-inc.com.

Hedging Policy

As part of our Insider Trading Policy, no director, officer or other employee may engage in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s securities at any time.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of April 1, 2023:

Executive Officers	Age	Position/Title
Joseph Chen	53	Chairman, Chief Executive Officer, Director
James Jian Liu	50	Director, Chief Operating Officer
Chris Palmer	55	Chief Financial Officer
Henry He Li	39	Vice President of Technology

Biographical information for our executive officers as of April 1, 2023 is set forth below:

The biographical information of Joseph Chen and James Jian Liu are set forth above under “Information Regarding the Board of Directors and Corporate Governance — Board Composition.”

Chris Palmer has served as our Chief Financial Officer since September 2021. Prior to joining our company, Mr. Palmer served as VP Finance at Twist Bioscience, a global manufacturer of Synthetic DNA. Prior to that, he was chief financial officer and chief innovation officer at Televerde, an outsourcer of Demand Generation and Inside Sales services. Mr. Palmer has also worked at a number of semi-conductor businesses, including Intel Corporation, where he served in a variety of roles spanning M&A, finance, and general management. Mr. Palmer started his career at KPMG, is a Certified Public Accountant, and received his MBA, with honors, from Duke University’s Fuqua School of Business.

Henry He Li currently serves as our Vice President of Technology. Mr. Li, has been with our company since 2011, and has more than 17 years of experience in the tech industry. Mr. Li is responsible for overseeing the company's technology strategy and product development, ensuring that the company is at the forefront of innovation and keeping pace with the latest trends and advancements in the industry. Before joining the company, Mr Li was managing online advertisement engineering group at Netease, a major internet service provider for content and entertainment. Mr. Li holds a master's degree in Software and Theory and a bachelor's degree in Computer Science from Peking University.

Security Ownership of
Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of April 1, 2023 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its ordinary shares.

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to ten votes per share. Subject to certain exceptions, our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders. Our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a one-for-one basis.

Beneficial ownership, for purposes of this table, includes options and warrants to purchase ordinary shares that are either currently exercisable or will be exercisable within 60 days after April 1, 2023. Applicable percentages are based on 859,903,002 Class A ordinary shares and 305,388,450 Class B ordinary shares outstanding as of April 1, 2023, adjusted as required by rules promulgated by the SEC.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o 45 West Buchanan Street, Phoenix, Arizona, 85003.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Shares	Percent of Votes
5% or More Beneficial Owner:
Entities Affiliated with SoftBank Group Corp. (2).	405,388,451	34.8%	41.4%
Entities Affiliated with Oasis Management Company Ltd (3).	98,914,185	8.5%	2.5%
Named Executive Officers and Directors:
Joseph Chen (4)	419,759,131	33.4%	48.7%
James Jian Liu (5)	65,622,593	5.6%	1.7%
James Reed	*	*	*
Jim Dumler	*	*	*
Lin Cong	*	*	*
Henry He Li	*	*	*
All executive officers and directors as a group (7 persons)	492,071,198	38.9%	50.4%

*            Less than one percent.

(1)            This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)            Based solely on a Form 3 filed on January 6, 2023, represents 270,258,971 Class A ordinary shares and 135,129,480 Class B ordinary shares held by SoftBank Group Capital Limited, a corporation established under the laws of England and Wales and a wholly owned subsidiary of SoftBank Group Corp., a corporation established under the laws of Japan and listed on the Tokyo Stock Exchange. The business address for SoftBank Group Capital Limited is 69 Grosvenor Street, London, W1K 3JP, United Kingdom, and the business address for SoftBank Group Corp. is 1-7-1 Kaigan, Minato-ku, Tokyo 105-7537, Japan.

(3)            Based solely on a Schedule 13G/A filed on February 10, 2023, represents 98,914,185 Class A ordinary shares beneficially owned by Oasis Management Company Ltd., a Cayman Islands exempted company (“Oasis Management”), with respect to the Class A ordinary shares held by certain investment funds managed by Oasis Management (the “Oasis Funds”). Seth Fischer (“Mr. Fischer”), is responsible for the supervision and conduct of all investment activities of Oasis Management, including all investment decisions with respect to the assets of the Oasis Funds, with respect to the Class A ordinary shares held by the Oasis Funds. The address of the business office of Mr. Fischer is c/o Oasis Compliance, Oasis Management (Hong Kong), 25/F, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong. The address of the business office of Oasis Management Company Ltd. is 4th Floor Anderson Square, 64 Shedden Road, P.O. Box 10324, Grand Cayman, KY1-1103 Cayman Islands.

(4)            Represents (i) 56,204,101 Class A ordinary shares, (ii) 99,999,990 Class A ordinary shares represented by 2,222,222 ADSs, (iii) 170,258,970 Class B ordinary shares, (iv) 91,646,070 Class A ordinary shares issuable upon exercise of share options held by Mr. Chen that are exercisable within 60 days after April 1, 2023 and (v) 1,650,000 Class A ordinary shares issuable upon vesting of restricted share units held by Mr. Chen within 60 days after April 1, 2023.

(5)            Represents (i) 33,745,322 Class A ordinary shares; (ii) 31,365,090 Class A ordinary shares represented by 697,002 ADSs; and (iii) 512,181 Class A ordinary shares issuable upon vesting of restricted share units held by Mr. Liu within 60 days after April 1, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

During the year ended December 31, 2022, we were a foreign private issuer and as such the Section 16(a) filing requirements were not applicable to our officers, directors or greater than 10% beneficial owners.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Renren Inc. 2011 Share Incentive Plan	56,360,565	$0.0113	—
Renren Inc. 2016 Share Incentive Plan	40,579,110	$0.0113	—
Renren Inc. 2021 Share Incentive Plan	8,594,460	—	47,405,540
Equity compensation plans not approved by security holders
Renren Inc. 2018 Share Incentive Plan(2)	45,999,917	$0.0113	—
Trucker Path, Inc. 2020 Equity Incentive Plan(2)	34,355	$3.21	15,645
Trucker Path, Inc. 2021 Equity Incentive Plan(2)	18,043	$66.85	6,957
Chime Technologies, Inc. 2020 Equity Incentive Plan(2)	41,730	$5.55	8,270
Chime Technologies, Inc. 2021 Equity Incentive Plan(2)	19,520	$34.06	5,480

(1)	The weighted average exercise price is calculated based solely on outstanding share options. It does not take into account shares underlying RSU awards, which have no exercise price.

(2)	The principal terms of the plans are substantially the same. The following paragraphs summarize the principal terms of these plans and, unless otherwise specified below, the following summary applies to each of these plans.

(a)	Types of Awards and Exercise Prices. The plans permit the grant of options to purchase Class A ordinary shares or shares of common stock, as applicable, of the granting entity, restricted shares and restricted share units as deemed appropriate by the plan administrator.

•	Options. Options provide for the right to purchase a specified number of Class A ordinary shares or shares of common stock, as applicable, of the granting entity at a specified price and usually will become exercisable in the discretion of the plan administrator in one or more installments after the grant date. Options include incentive share options, which are share options which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, and non-qualified share options, which do not satisfy these requirements. The exercise price of an option shall be determined by the plan administrator and set forth in the award agreement.

•	Restricted Shares. A restricted share award is the grant of Class A ordinary shares or shares of common stock, as applicable, of the granting entity which are subject to certain restrictions or limitations set forth in the plan or in the related award agreement. Unless otherwise determined by our plan administrator, a restricted share is nontransferable and may be forfeited or repurchased by the granting entity during a restricted period.

•	Restricted Share Units. Restricted share units represent the right to receive Class A ordinary shares or shares of common stock, as applicable, of the granting entity at a specified date in the future. On the maturity date specified by the plan administrator, the granting entity will transfer to the participant one unrestricted, fully transferable share for each restricted share unit.

(b)	Plan Administration. The plans will be administered by the Board of Directors or the compensation committee of the Board, or a committee of one or more directors to whom the Board or the compensation committee shall delegate the authority to grant or amend awards to participants other than senior executives. The plan administrator will determine the terms and conditions of each award grant.

(c)	Awards and Award Agreement. Awards granted under the plans are evidenced by award agreements that set forth the terms, conditions, and limitations for each award, which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

(d)	Eligibility. Awards may be granted to directors, officers, employees, and consultants of the Company, as determined by the plan administrator.

(e)	Term of the Awards. The term of each award grant shall be determined by the plan administrator, provided that the term shall not exceed ten years from the date of the grant.

(f)	Vesting Schedule. In general, the plan administrator determines, or the award agreement specifies, the vesting schedule.

(g)	Transfer Restrictions. Except as otherwise provided by the plan administrator, an award may not be transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution. The plan administrator by express provision in the award or an amendment may permit an award (other than an incentive share option) to be transferred to or exercised by certain persons related to the participant.

(h)	Amendment and Termination of the Plan. With the approval of our Board, the plan administrator may at any time amend, modify, or terminate the plan, subject to certain exceptions. Unless earlier terminated by the Board of Directors, the plans will expire on the tenth anniversary of the date on which the relevant plan is adopted. Grants made before the termination or expiration date will continue to be effective in accordance with their terms and conditions.

Executive Compensation

Summary Compensation Table

The following table shows the compensation awarded to or earned by, the Company’s Chief Executive Officer, and its two other most highly compensated executive officers for the years ended December 31, 2021 and 2022 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal Year 2022

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Joseph Chen,	2022	$227,240	—	—	—		$227,240
Chief Executive Officer	2021	$201,141	—	—	—		$201,141
Henry He Li,	2022	$372,862	$46,500	$944,532	—		$1,363,894
Vice President of Technology	2021	$349,785	—	—	$13,157	(2)	$362,942
James Jian Liu,	2022	$491,027	$50,000	—	$120,016	(3)	$661,043
Chief Operating Officer	2021	$404,805	—	—	$89,940	(3)	$494,745

(1)	Amounts represent the aggregate grant date fair value of option awards granted to our named executive officers during 2022, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)	Amounts represents reimbursement for income tax consulting fees incurred by Mr. Li.

(3)	Amounts represent reimbursement for tuition expenses incurred by Mr. Liu for his children.

Narrative Disclosure to Summary Compensation Table

Base Salary Compensation

Our Named Executive Officers receive an annual base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2022 annual base salaries for our Named Executive Officers were as follows: (1) $227,240 for Mr. Chen, (2) $372,862 for Mr. Li, and (3) $491,027 for Mr. Liu.

Bonus Compensation

The Named Executive Officers, except for Mr. Chen, are eligible for discretionary cash bonuses with no target amount. In 2022, Mr. Li and Mr. Liu received cash bonus of $46,500 and $50,000, respectively.

Equity Compensation

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. We award share options and RSUs broadly to our executives and other employees. Grants to our executives and other employees are made at the discretion of our Board.

Upon the occurrence of an event involving a change of control in the Company, any award previously granted pursuant to the equity award programs shall vest immediately unless the Board determines otherwise. In addition, upon or in anticipation of a change of control in the Company or a major corporate transaction which involves a liquidation, disposition of all or substantially all of the assets, or a consolidation where the Company is not the surviving entity (the “Corporate Transaction”), the committee designated by the Board to administer such equity award program (the “Committee”) may, in its sole discretion, provide for (i) any and all awards outstanding to terminate at a specific time in the future and shall give each participant the right to exercise the vested portion of such awards during a period of time as the Committee shall determine, or (ii) the purchase of any award for an amount of cash equal to the amount that could have been attained upon the exercise of such award, or (iii) the replacement of such award with other rights or property selected by the Committee in its sole discretion or the assumption of or substitution of such award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, or (iv) payment of such award in cash based on the value of shares on the date of the Corporate Transaction plus reasonable interest on the award through the date as determined by the Committee when such award would otherwise be vested or have been paid in accordance with its original terms.

Outstanding Equity Awards at Fiscal year end

The following table shows certain information regarding outstanding equity awards outstanding at fiscal year ended December 31, 2022 for the Named Executive Officers.

Outstanding Equity Awards at Year Ended December 31, 2022

		Option Awards								Stock Awards
Name	Granting Entity(1)	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price(2)	Option expiration date	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested(3)
	Renren	03/22/2013	3,150,000	(4)	—	—		$0.0113	03/21/2023	07/13/2020	14,850,000	(6)	$528,000
Joseph Chen	Renren	05/19/2014	51,893,691	(4)	—	—		$0.0113	05/18/2024
	Renren	01/15/2016	39,752,430	(5)	—	—		$0.0113	01/14/2026
	Renren									07/31/2018	3,424,176	(6)	$121,748
	Chime	01/01/2022	1,875	(7)	5,625	—	(7)	$68.22	12/31/2031
Henry He Li	Trucker Path	01/01/2022	2,500	(8)	7,500	—	(8)	$33.48	12/31/2031
	Chime	07/13/2020	12,031	(9)	2,969	—	(9)	$3.77	07/12/2030
	Trucker Path	07/13/2020	8,021	(10)	1,979	—	(10)	$1.98	07/12/2030
	Renren									07/31/2018	946,970	(6)	$33,670
James Jian	Renren									07/13/2020	3,712,500	(6)	$132,000
Liu	Chime	07/13/2020	5,273	(9)	2,227	—	(9)	$3.78	07/12/2030
	Trucker Path	07/13/2020	7,031	(10)	2,969	—	(10)	$1.98	07/12/2030

(1)	Renren adopted the 2011 Share Incentive Plan (the “2011 Plan”), the 2016 Share Incentive Plan (the “2016 Plan”), the 2018 Share Incentive Plan (the “2018 Plan”) and the 2021 Share Incentive Plan (the “2021 Plan”) (collectively the “Equity Incentive Plans”), for the purpose of granting nonstatutory stock options and incentive stock options and other types of equity awards to directors, officers and employees in order to provide incentives for future service and retention. The term of the awards may not exceed ten years from the date of the grant. In 2020, Chime Technologies, Inc. (“Chime”) and Trucker Path, Inc. (“Trucker Path”) adopted equity incentive plans, whereby 150,000 shares of common stock of Chime Technologies, Inc. (the “2020 Chime Plan”) and 150,000 shares of common stock of Trucker Path, Inc. (the “2020 Trucker Path Plan”) are made available for future grant for employees or consultants of Chime and Trucker Path, respectively, either in the form of incentive share options or restricted shares. In 2021, Chime and Trucker Path adopted their 2021 equity incentive plans, whereby 25,000 shares of common stock of Chime (the “2021 Chime Plan”) and 25,000 shares of common stock of Trucker Path (the “2021 Trucker Path Plan”) are made available for future grant for employees or consultants of Chime and Trucker Path, respectively, either in the form of incentive share options or restricted shares. The term of the awards may not exceed ten years from the date of the grant. The awards under the above plans are subject to vesting schedules ranging from immediately upon grant to four years after grant date.

(2)	All of the option awards were granted with a per share exercise price equal to the fair market value, as measured by the equivalent stock price for one Class A ordinary share in the case of options granted by Renren or by the fair value in the valuation reports provided by external professional appraisers in the case of options granted by Chime and Trucker Path, as of the date of grant, and in each case as determined in good faith by our Board of Directors or Compensation Committee.

(3)	The market value is based on the closing price of $1.60 per ADS as of December 30, 2022. Each ADS is equivalent to 45 of Renren’s Class A ordinary shares. All Renren share numbers disclosed in the table are in ordinary shares.

(4)	Options were granted under the 2011 Plan and are fully vested and exercisable as of December 31, 2022. On March 16, 2023, Mr. Joseph Chen exercised all 3,150,000 options granted to him on March 22, 2013.

(5)	Options were granted under the 2016 Plan and are fully vested and exercisable as of December 31, 2022.

(6)	Represents RSUs granted under the 2018 Plan, which will vest in equal monthly installments over the next 18 months measured from December 31, 2022. Each RSU represents a contingent right to receive one Class A ordinary share.

(7)	Represents options granted under the 2021 Chime Plan. Each option represents a contingent right to exercise for one share of common stock of Chime with an expiration date of January 1, 2032. Options reported in the “Number of securities underlying unexercised options (#) exercisable” column are fully vested and exercisable as of December 31, 2022. Options reported in the “Number of securities underlying unexercised options (#) unexercisable” column will vest in equal monthly installments over the next 36 months measured from December 31, 2022.

(8)	Represents options granted under the 2021 Trucker Path Plan. Each option represents a contingent right to exercise for one share of common stock of Trucker Path with an expiration date of January 1, 2032. Options reported in the “Number of securities underlying unexercised options (#) exercisable” column are fully vested and exercisable as of December 31, 2022. Options reported in the “Number of securities underlying unexercised options (#) unexercisable” column will vest in equal monthly installments over the next 36 months measured from December 31, 2022.

(9)	Represents options granted under the 2020 Chime Plan. Each option represents a contingent right to exercise one share of common stock of Chime with an expiration date of July 13, 2030. Options reported in the “Number of securities underlying unexercised options (#) exercisable” column are fully vested and exercisable as of December 31, 2022. Options reported in the “Number of securities underlying unexercised options (#) unexercisable” column will vest in equal monthly installments over the next 19 months measured from December 31, 2022.

(10)	Represents options granted under the 2020 Trucker Path Plan. Each option represents a contingent right to exercise one share of common stock of Trucker Path with an expiration date of July 13, 2030. Options reported in the “Number of securities underlying unexercised options (#) exercisable” column are fully vested and exercisable as of December 31, 2022. Options reported in the “Number of securities underlying unexercised options (#) unexercisable” column will vest in equal monthly installments over the next 19 months measured from December 31, 2022.

Employment Agreements with Our Named Executive Officers and Potential Payments Upon Termination or Change in Control

We have entered into an employment agreement with each of our Named Executive Officers that provide for the basic terms of their employment, including base salary, annual incentive opportunity and equity grants, as well as certain severance and change of control benefits.

Joseph Chen

Employment Agreement. We entered into an amended employment agreement with Mr. Chen as Chairman and Chief Executive Officer of the Company in December 2022. The employment agreement has an initial term of twelve months, ending on December 31, 2023, and unless earlier terminated, shall be automatically extended for successive twelve-month periods. Under the terms of his employment agreement, Mr. Chen is eligible to receive a base salary of $227,240, plus equity incentives and benefits, at a level comparable to similarly situated executives of the Company In connection with his employment agreement, Mr. Chen entered into a covenant not to disclose our confidential information during his employment term and an assignment of intellectual property rights. Subject to certain conditions, Mr. Chen is also subject to non-competition and non-solicitation provisions during his employment term and for a period of 12 months thereafter.

Potential Payments Upon Termination or Change in Control. Upon termination of his employment by the Company without “cause” or by a resignation by Mr. Chen for “good reason” (each, as defined in his employment agreement), subject to certain conditions including execution of a release by Mr. Chen, Mr. Chen is entitled to receive an amount equal to 12 months’ of Mr. Chen’s base salary as in effect as of the date of termination or resignation.

Henry He Li

On April 3, 2019, we entered into an employment agreement with Mr. Henry He Li, our Vice President of Technology. The employment agreement became effective April 3, 2019, has no specific term and provides that Mr. Li is an at-will employee. In 2022, Mr. Li’s base salary was $372,862 and he earned a bonus of $46,500.

James Jian Liu

On January 1, 2015, we entered into an employment agreement with Mr. James Jian Liu, our Chief Operating Officer. The employment agreement became effective January 1, 2015, has no specific term and provides that Mr. Liu is an at-will employee. In 2022, in connection with our annual performance review, Mr. Liu’s base salary was $491,027 and he earned a bonus of $50,000.

Director Compensation

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all non-employee directors of the Company. Mr. Chen, who served as our Chairman and Chief Executive Officer during 2022, and Mr. Liu, who served as our Chief Operating Officer during 2022, and who continue to serve in such capacities, do not receive additional compensation for their service as directors, and therefore are not included in the Director Compensation table below. All compensation paid to Mr. Chen and Mr. Liu is reported above in the “Summary Compensation Table.”

Director Compensation for Fiscal Year 2022

Name	Fees Earned or Paid in Cash	Total
Lin Cong	$25,000	$25,000
James Reed	$8,000	$8,000
Jim Dumler	$7,500	$7,500
Chuanfu Wang	$37,500	$37,500
Hui Huang	$37,500	$37,500

Narrative to Director Compensation Table

In November 2022, the Board of the Company resolved that director compensation shall be comprised of a mix of (i) cash and (ii) deferred equity or equity-linked compensation to attempt to align the interests of the directors with those of the shareholders, without adopting a formal non-employee director compensation policy.

Cash Compensation

Each of our non-employee director is eligible for cash compensation. The annual cash compensation is $25,000 for Mr. Cong, $50,000 for Mr. Wang, $50,000 for Ms. Huang, $32,000 for Mr. Reed, and $30,000 for Mr. Dumler. The amount of cash actually paid to a director is prorated to reflect the duration of his or her service time in the year. Mr. Wang and Ms. Huang resigned from the Board in October 2022, replaced by Mr. Reed and Mr. Dumler.

Equity Compensation

All of directors of the Company are required to hold shares of the Company. Starting in January 2023, each non-employee director who first joins our Board will be granted RSUs to establish shareholding in the Company’s stock. On January 13, 2023, Mr. Reed and Mr. Dumler were each granted 2,153,115 RSUs that are equivalent to $100,000 based on the closing price of the Company’s ADS on January 13, 2023, which will vest in equal monthly installments over four years from January 13, 2023, and Mr. Lin Cong was granted 538,290 RSUs that are equivalent to $25,000 based on the closing price of the Company’s ADS on January 13, 2023, which will vest in equal monthly installments over one year from January 13, 2023.

Pay Versus Performacne

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined Item 402(v) of Regulation S K to link compensation paid to the NEOs. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment on January 1, 2021 Based On Total Shareholder Return(5) ($)	Net Income (Loss)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$227,240	$618,940	$1,012,469	$1,747,715	$696.37	$(76,418,000)
2021	$201,141	$5,588,575	428,843	$1,928,040	$307.76	$9,365,000

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Joseph Chen (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “Compensation Actually Paid” to Joseph Chen, our PEO for each of our 2022 and 2021 fiscal years, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Joseph Chen during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Joseph Chen’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$227,240	—	$391,700	$618,940
2021	$201,141	—	$5,387,433	$5,588,575

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	—	$207,075	—	$184,625	—	—	$391,700
2021	—	$3,571,291	—	$1,816,142	—	—	$5,387,433

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in each of 2022 and 2021 are Henry He Li and James Jian Liu.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,012,469	$472,266	$(264,753)	$747,715
2021	$428,843	—	$1,499,197	$1,928,040

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$435,110	$(215,154)	$37,156	$(49,599)	—	—	$(264,753)
2021	—	$911,516	—	$587,682	—	—	$1,499,197

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)  The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Graphical Presentation of Pay Versus Performance

The following tables show the relationship between compensation “actually paid” to our CEO and the other NEOs to and (i) the Company’s Total Shareholder Return (“TSR”); and (ii) the Company’s net income (loss).

Table 1: Compensation Actually Paid vs. TSR

Table 2: Compensation Actually Paid vs. Net Income (Loss)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Transactions With Related Persons and indemnification

Certain Related Person Transactions

There has been no transaction since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that each director and officer shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities or discretions as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him or her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Renren Inc.’s shareholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Renren Inc. Direct your written request to the attention of Investor Relations at Renren Inc., 45 West Buchanan Street, Phoenix, Arizona, 85003. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph Chen, Chairman and Chief Executive Officer

April 14, 2023

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to attention of Investor Relations at Renren Inc., 45 West Buchanan Street, Phoenix, Arizona, 85003.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13953-P89570 For Against Abstain ! ! ! ! ! ! RENREN, INC. RENREN, INC. C/O CITIBANK NA, ADR DEPT 388 GREENWICH STREET, 14TH FLOOR NEW YORK, NY 10013 2. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement. 1. To approve, the change of the Companys legal name from Renren Inc. to Moatable, Inc., effective upon the time and date as determined by the Company's Board of Directors at its sole discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. To indicate, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR proposals 1 and 2. The Board of Directors recommends you vote 3 YEARS on the following proposal. ! ! ! ! 1 Year 2 Years 3 Years Abstain VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received via mail by 11:59 p.m. Eastern Time on May 23, 2023. SCAN TO VIEW MATERIALS & VOTEw

V13954-P89570 Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. RENREN, INC. Annual General Meeting May 24, 2023 12:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint Chris Palmer as proxy, with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of RENREN, INC. that the shareholder(s) is/are entitled to vote at the Annual General Meeting to be held at 12:00 PM, EST on May 24, 2023, at 45 West Buchanan Street Phoenix, AZ 85003, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side